Exhibit 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
July 26, 2007

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2007 THIRD QUARTER RESULTS

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, Thursday (July 26, 2007), reported a net loss for its third fiscal quarter ended June 30, 2007 of $823.8 million, or $2.62 per diluted share. The quarterly results included pre-tax charges to cost of sales of $835.8 million for inventory impairments and $16.2 million for write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Additionally, the results included a pre-tax goodwill impairment charge of $425.6 million. Net income for the same quarter of fiscal 2006 was $292.8 million, or $0.93 per diluted share. Homebuilding revenue for the third quarter of fiscal 2007 totaled $2.5 billion, compared to $3.6 billion in the same quarter of fiscal 2006. Homes closed in the current quarter totaled 9,643, compared to 13,377 homes closed in the year ago quarter.

For the nine months ended June 30, 2007, the Company reported a net loss totaling $662.3 million, or $2.11 per diluted share. The nine-month results included pre-tax charges to cost of sales of $943.9 million for inventory impairments and $66.9 million for write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Additionally, the results included a pre-tax goodwill impairment charge of $425.6 million. Net income for the nine months ended June 30, 2006 was $955.6 million, or $3.02 per diluted share. Homebuilding revenue for the nine months ended June 30, 2007 totaled $8.0 billion, compared to $10.0 billion for the same period of fiscal 2006. Homes closed in the nine-month period totaled 29,637, compared to 35,838 homes closed in the same period of fiscal 2006.

The Company’s sales backlog of homes under contract at June 30, 2007 was 15,801 homes ($4.4 billion), compared to 24,956 homes ($7.4 billion) at June 30, 2006. As previously reported, net sales orders for the third quarter ended June 30, 2007 totaled 8,559 homes ($2.0 billion), compared to 14,316 homes ($3.8 billion) for the same quarter of fiscal 2006. Net sales orders for the first nine months of fiscal 2007 were 27,313 homes ($6.9 billion), compared to 41,550 homes ($11.4 billion) for the same period of fiscal 2006.

Donald R. Horton, Chairman of the Board, said, “Market conditions in the homebuilding industry continue to be challenging as inventory levels of both new and existing homes remain at historically high levels, both as an absolute number and in terms of months’ supply. Increased use of sales incentives continues to put pressure on profit margins. In addition, home price appreciation over the past few years, higher interest rates and tightened credit standards in the mortgage industry are all negatively impacting affordability. Even in the midst of this volatile housing market, we produced an operating profit before impairments this quarter and generated positive cash flow from operations for the fourth consecutive quarter.

“We believe that market conditions will continue to be challenging, and our quarter-end impairment evaluations incorporated our more cautious outlook for the industry. For the remainder of fiscal 2007, we will focus on generating cash, reducing inventory balances and paying down outstanding debt to maintain a strong balance sheet.”

The Company will host a conference call on Thursday, July 26, 2007 at 10:00 a.m. Eastern Daylight Time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 83 markets in 27 states in the Northeast, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our expectation that market conditions will continue to be challenging and that during the remainder of fiscal 2007 we will focus on generating cash, reducing inventory balances and paying down outstanding debt to maintain a strong balance sheet. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company’s substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its operational strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2007	2006	2007
	($’s in millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$3,581.4	$2,470.5	$9,842.7	$7,753.1
Land/lot sales	12.2	77.6	119.2	212.7

	3,593.6	2,548.1	9,961.9	7,965.8

Cost of sales:
Home sales	2,727.8	2,058.8	7,328.8	6,380.2
Land/lot sales	6.7	65.6	46.2	187.6
Inventory impairments and land option cost write-offs	60.9	852.0	71.8	1,010.8

	2,795.4	2,976.4	7,446.8	7,578.6

Gross profit (loss):
Home sales	853.6	411.7	2,513.9	1,372.9
Land/lot sales	5.5	12.0	73.0	25.1
Inventory impairments and land option cost write-offs	(60.9)	(852.0)	(71.8)	(1,010.8)

	798.2	(428.3)	2,515.1	387.2

Selling, general and administrative expense	356.4	267.5	1,046.9	858.9
Goodwill impairment	—	425.6	—	425.6
Loss on early retirement of debt	—	12.1	15.0	12.1
Other (income)	(2.9)	(3.9)	(13.4)	(5.7)

Operating income (loss) from Homebuilding	444.7	(1,129.6)	1,466.6	(903.7)

Financial Services:
Revenues	74.2	50.0	206.6	158.3
General and administrative expense	50.8	36.0	147.6	119.3
Interest expense	8.7	4.1	24.7	20.5
Other (income)	(12.8)	(8.3)	(40.4)	(34.2)

Operating income from Financial Services	27.5	18.2	74.7	52.7

Income (loss) before income taxes	472.2	(1,111.4)	1,541.3	(851.0)
Provision for (benefit from) income taxes	179.4	(287.6)	585.7	(188.7)

Net income (loss)	$292.8	$(823.8)	$955.6	$(662.3)

Basic:
Net income (loss) per share	$0.94	$(2.62)	$3.06	$(2.11)

Weighted average number of common shares	312.8	314.3	312.7	313.9

Diluted:
Net income (loss) per share	$0.93	$(2.62)	$3.02	$(2.11)

Weighted average number of common shares	315.8	314.3	316.7	313.9

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$60.1	$60.8	$164.5	$171.5

Depreciation and amortization	$14.3	$16.4	$40.7	$48.3

Interest incurred	$94.1	$80.1	$260.7	$253.0

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

As of June 30, 2007
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$4.9
Inventories:
Construction in progress and finished homes	4,207.5
Residential land and lots - developed and under development	5,869.5
Land held for development	359.4
Land inventory not owned	150.9

10,587.3
Property and equipment, net	117.9
Deferred income taxes	735.9
Earnest money and other assets	315.3
Goodwill	153.3

11,914.6

Financial Services:
Cash and cash equivalents	55.9
Mortgage loans held for sale	469.0
Other assets	54.5

579.4

$12,494.0

LIABILITIES
Homebuilding:
Accounts payable	$807.6
Accrued expenses and other liabilities	982.0
Notes payable	4,598.0

6,387.6

Financial Services:
Accounts payable and other liabilities	24.8
Notes payable	318.8

343.6

6,731.2

Minority interests	85.1

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,686.7
Retained earnings	4,083.5
Treasury stock, at cost	(95.7)

5,677.7

$12,494.0

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2006		2007		2006		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	1,979	$510.3	1,148	$308.3	5,663	$1,478.0	3,867	$1,030.6
Southeast	2,010	497.1	1,500	323.7	5,845	1,489.1	4,301	961.1
South Central	4,290	744.2	2,541	443.5	11,178	1,920.8	7,198	1,282.2
Southwest	3,227	880.5	1,894	409.2	9,477	2,535.1	6,364	1,395.0
California	1,708	805.1	804	307.1	6,037	2,754.2	3,247	1,413.2
West	1,102	395.8	672	237.0	3,350	1,185.8	2,336	838.9

	14,316	$3,833.0	8,559	$2,028.8	41,550	$11,363.0	27,313	$6,921.0

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2006		2007		2006		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	2,014	$561.4	1,404	$384.8	5,441	$1,477.9	4,238	$1,131.8
Southeast	1,998	494.9	1,575	367.6	5,621	1,416.6	4,497	1,076.3
South Central	3,656	623.3	2,746	490.7	9,192	1,551.6	7,936	1,418.7
Southwest	2,839	738.7	2,298	548.0	7,390	1,955.1	7,181	1,733.6
California	1,818	789.3	913	425.1	5,269	2,394.1	3,534	1,597.4
West	1,052	373.8	707	254.3	2,925	1,047.4	2,251	795.3

	13,377	$3,581.4	9,643	$2,470.5	35,838	$9,842.7	29,637	$7,753.1

SALES ORDER BACKLOG

	As of June 30,
	2006		2007
	Homes	Value	Homes	Value
Northeast	4,116	$1,149.0	2,531	$695.6
Southeast	3,343	981.9	1,952	518.6
South Central	4,961	893.4	3,475	641.3
Southwest	7,155	1,962.8	4,937	1,211.6
California	3,690	1,763.9	1,801	857.6
West	1,691	604.5	1,105	428.3

	24,956	$7,355.5	15,801	$4,353.0